Exhibit 10.1

CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE

This Confidential Separation Agreement and General Release (“Agreement”), dated as of March 4, 2021 (the “Agreement Date”), is made by and between Harmony Biosciences, LLC, a Delaware limited liability company (the “Company”), and Susan L. Drexler (“Employee”) to ensure the protection of the Company and its business and to fully settle and resolve any and all issues and disputes arising out of Employee’s employment with and separation from the Company.

WHEREAS, Employee is an employee of the Company;

WHEREAS, the Company and Employee have agreed that Employee’s employment with the Company shall be terminated without Cause (as defined in the Harmony Biosciences Holdings, Inc. Amended and Restated Equity Incentive Plan (the “Company Plan”)), with a planned final day of employment of March 31, 2021, although the Company retains the right to accelerate the actual final day of employment in its sole discretion (the “Separation Date”); and

WHEREAS, in connection with Employee’s departure from the Company, Employee and the Company desire to enter into this Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Employee, the Company and Employee agree as follows:

1. Separation. Employee’s employment with the Company shall terminate on the Separation Date. Between March 4, 2021 and the Separation Date, Employee shall perform transition services reasonably requested by the Company (“Transition Services”) but shall not be physically present at the Company’s offices unless specifically requested by the Company. Other than as set forth in Section 2 below, Employee shall not be entitled to receive any salary, severance, bonuses (including, but not limited to, any annual or other bonuses for 2021), benefits of employment, amounts, payments or other compensation from the Company following the Separation Date; provided, however that Employee shall be paid (a) Employee’s regular base salary through the Separation Date and (b) for the accrued, but unused, vacation days that Employee has as of the Separation Date, in each case subject to deductions for all applicable taxes and other withholding, with such amounts to be payable in accordance with the Company’s regular payroll practices on the first payroll date after the Separation Date.

Each of the Company and Employee shall use their reasonable best efforts to minimize, to the extent reasonably possible, the disruption to the business, operations and prospects of the Company relating to, or resulting from, the cessation of Employee’s employment with the Company. Employee (i) agrees to return to the Company all computer, telephonic and other materials and equipment supplied or otherwise provided or made available to Employee by the Company (including, but not limited to, cell phones, blackberries, printers and tablets) (collectively, “Company Property”) on the Separation Date and (ii) acknowledges that the Company may, in its sole discretion, either (A) withhold payment of any and all amounts payable to Employee under this Section 1 and/or Section 2 below until Employee so returns all such Company Property to the Company or (B) deduct from such amounts payable to Employee under this Section 1 and/or Section 2 below the current fair market value (as determined by the Company, in its sole discretion) of any Company Property not so returned to the Company by Employee on or prior to the Separation Date.

On or before the Separation Date, Employee shall also provide the Company with any and all usernames, passwords, and other information or data that Employee possesses that is needed for the Company to access any systems related to it, including but not limited to online portals, Company computer or software systems, and government access sites (collectively “Company Access Information”). This Section shall apply to any Company Access Information not provided to the Company on or before the Separation Date.

2. Consideration of the Company. In consideration for the releases and covenants by Employee in this Agreement, provided that (a) Employee signs and delivers this Agreement to the Company and does not revoke this Agreement in accordance with Section 14 below, (b) Employee performs the Transition Services, (c) Employee returns the Company Property to the Company in accordance with Section 1 above, and (d) Employee signs and delivers the Second General Release attached hereto as Exhibit A on the Separation Date, then the Company will: (i) continue to pay Employee’s final monthly base salary for a period of nine (9) months, less required taxes and withholdings; (ii) if Employee was enrolled in the Company’s group health, dental and vision insurance coverage as of the Separation Date and Employee timely elects to continue such coverage under COBRA, the Company shall pay the “employer portion” of the premiums for such continuation coverage for nine (9) months following the Separation Date, but in no event beyond the date that Employee qualifies for health insurance coverage through a new employer, provided that Employee timely pays the “employee portion” of the premiums for such continuation coverage; (iii) at the Company’s expense, provide Employee with six (6) months of outplacement assistance, using a third party chosen by the Company, in connection with Employee’s employment search; (iv) pay the remaining balance for Employee to complete Employee’s ongoing executive coaching program; and (v) extend Employee’s period to exercise Employee’s vested Option as described in Section 3 below.

Employee expressly acknowledges and agrees that (A) none of the payments set forth in this Section 2 shall qualify under the Company’s 401(k) Plan, (B) except as expressly set forth in Section 1 above and this Section 2, Employee shall not be entitled to receive, and hereby waives and releases any and all claims with respect to, any other salary, severance, bonuses, benefits of employment, amounts, payments or other compensation whatsoever from the Company (including, but not limited to, any claims under or with respect to the Company’s 401(k) Plan) or its subsidiaries or affiliates.

3. Equity. Employee’s Stock Option Agreement with a Date of Grant of October 28, 2019 (“Option Agreement”) remains in full force and effect. Twenty percent (20%) of Employee’s Option has vested as of the Separation Date. If Employee satisfies the conditions set forth in Section 2 above, then the period for Employee to exercise the vested Option shall be extended from ninety (90) to one hundred and eighty (180) days following the Separation Date.

4. Employee Release of Rights and Agreement Not to Sue. Employee (defined for the purpose of this Section 4 as Employee and Employee’s agents, representatives, attorneys, assigns, heirs, executors, and administrators) fully and unconditionally releases the Company, its parents (including, without limitation, Harmony Biosciences Holdings, Inc.), subsidiaries, affiliates, indirect affiliates (including, without limitation, Paragon Management Company, Paragon Biosciences, LLC) and any of its or their respective direct or indirect, past or present, directors, officers, managers, employees, agents, insurers, attorneys, administrators, officials, members, shareholders, divisions, predecessors, successors, employee benefit plans, and the sponsors, fiduciaries, or administrators of the Company’s employee benefit plans (collectively, the “Released Parties”) from, and agrees not to bring any action, proceeding or suit against any of the Released Parties regarding, any and all liability, claims, demands, actions, causes of action, suits, grievances, debts, sums of money, agreements, promises, damages, back and front pay, costs, expenses, attorneys’ fees, and remedies of any type, known or unknown, from the beginning of time through the date on which Employee executes this Agreement, arising or that may have arisen out of or in connection with Employee’s employment with or termination of employment from the Company, including, but not limited to, claims, actions or liability under or with respect to: (a) Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the Workers’ Adjustment and Retraining Notification, the Employee Retirement Income Security Act of 1974, in each case as such act may be amended; (b) any other federal, state or local statute, act, ordinance, or regulation regarding employment, termination of employment, discrimination in employment or harassment, (c) federal, state or local common law relating to employment contracts, wrongful discharge, defamation, discrimination in employment or harassment or any other matter, and (d) any other federal, state or local statute, act, ordinance, regulation, constitution or common law or any violation or alleged violation thereof. Excluded from this release and waiver are any claims that cannot be waived by law. Nothing in this Agreement shall be construed to prohibit Employee from initiating or maintaining a charge of discrimination with the Equal Employment Opportunity Commission or any of its state or local governmental agency counterparts, or from otherwise fully cooperating with and/or participating in any investigation by any such agency. Employee is, however, waiving Employee’s right to any monetary recovery should any such agency pursue any claims on Employee’s behalf. Nothing in the foregoing, or otherwise in this Agreement, shall be a release of (i) any claims to enforce this Agreement; (ii) any claims arising out of events occurring after the execution of this Agreement; (iii) any vested rights or interests in Company retirement, benefit or equity plans; (iv) any claims for unemployment compensation; (v) any claims for indemnity in the event Employee is named or threatened to be named in any lawsuit or other proceeding arising out of the services she provided to the Company; or (vi) any claims that, as a matter of law, cannot be released by private agreement.

Employee agrees and affirms that Employee has been paid, in full, for all hours worked for the Company.

5. Preservation of Employee Non-Competition and Confidentiality Agreement. Employee acknowledges and agrees that (a) the provisions of the Employee Non-Competition and Confidentiality Agreement, signed on November 1, 2019 (the “Confidentiality Agreement”) remain in full force and effect after the Separation Date, (b) Employee agrees to continue to be bound by all such provisions thereafter, and (c) the amounts payable by Company under this Agreement shall be subject to immediate forfeiture by Employee to the Company if Employee materially breaches any such provision or this Agreement. Without limiting the generality of the foregoing, with respect to the Confidentiality Agreement, Employee agrees to refrain from using, or disclosing to anyone, any Confidential Information (as defined in the Confidentiality Agreement) and to, no later than the Separation Date, (i) return to the Company all written or printed documents, all tapes, discs and other electronic media and all other tangible property containing any such Confidential Information and (ii) destroy all other electronic media (whether e-mails, text messages or otherwise) relating to the Company or any such Confidential Information, in each case (i.e., (i) or (ii)) without retaining any electronic, physical or other form of photocopy or duplicate thereof. Notwithstanding any other provision of this Agreement, Employee may always communicate directly with a regulatory authority about a possible violation of an applicable law or rule. Without prior authorization from the Company’s Legal department, however, the Company does not authorize Employee to disclose to regulators a communication that is covered by the Company’s attorney-client privilege.

6. No Disparagement or Encouragement of Claims. Except as required by lawful subpoena or other legal obligation, and except for statements made in connection with any action to enforce this Agreement, Employee agrees not to make any oral or written statement that disparages or places the Company (including, but not limited to, any of its direct or indirect, past or present, directors, officers, managers, employees, other Released Parties, products or services) in a false or negative light, or to encourage or assist any person or entity who may or who has filed a lawsuit, claim or complaint against the Released Parties. If Employee receives any subpoena or becomes subject to any legal obligation that implicates this Section 6, Employee will provide prompt written notice of that fact to the Company’s General Counsel at Harmony Biosciences, LLC, 630 W. Germantown Pike, Suite 215, Plymouth Meeting, PA 19462, and enclose a copy of the subpoena and any other documents describing the legal obligation. The Company, defined for purposes of this Section 6 as its current officers, shall not make any oral or written statement that disparages or places Employee in a false or negative light. Employee agrees to direct any person seeking an employment verification or reference to the Company’s Human Resources department, which will provide a neutral reference by confirming only dates of service and positions held, and will state that it is Company policy to provide only such information.

7. Cooperation of Employee. During the twelve (12) month period following the Separation Date, Employee agrees to cooperate reasonably with the Company and the other Released Parties, for no additional compensation whatsoever (other than reasonable expense reimbursement as provided for in the last sentence of this Section 7), in connection with any investigation, litigation or potential investigation or litigation or other such legal matters, including, but not limited to, meeting with and fully answering the questions of the Company, any other Released Party or their respective representatives or agents, and testifying and preparing to testify at any deposition or trial. The Company agrees to reimburse Employee for any reasonable out of pocket expenses, including, but not limited to, attorneys’ fees, travel expenses, meals and lodging expenses, incurred as a result of such cooperation.

8. Non-Admission/Inadmissibility. This Agreement does not constitute an admission by the Company or any other Released Party that any action that the Company or any of the other Released Parties took with respect to Employee was wrongful, unlawful or in violation of any federal, state or local statute, act, ordinance, regulation, constitution or common law, or susceptible of inflicting any damages or injury on Employee, and the Company and the other Released Parties specifically deny any such wrongdoing or violation. This Agreement is entered into solely to resolve fully all matters related to or arising out of Employee’s employment with and termination from the Company, and its existence, execution and implementation may not be used as evidence, and shall not be admissible in a subsequent proceeding of any kind, except one alleging a breach of this Agreement.

9. Violation of Agreement. If Employee or the Company prevails in a legal or equitable action claiming that the other party has breached this Agreement, the prevailing party shall be entitled to recover from the other party the reasonable attorneys’ fees and costs incurred by the prevailing party in connection with such action.

10. Severability. The provisions of this Agreement shall be severable and the invalidity of any provision shall not affect the validity of the other provisions; provided, however, that upon a finding by a court of competent jurisdiction that any release or agreement in Section 2, 4, and 5 above is illegal, void or unenforceable, the parties agree to execute promptly a release, waiver and/or covenant that is legal and enforceable to the extent permitted by law.

11. Second General Release. In consideration of certain of the payments and benefits provided in Section 2, Employee agrees to provide a Second General Release of claims covering the period from the execution of this Agreement through the Separation Date, in the form set forth at Exhibit A hereto, to be executed by Employee on the Separation Date. Employee acknowledges and agrees that Employee’s execution and delivery of such Second General Release is a condition to receiving certain of the payments and benefits set forth in Section 2.

12. Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws and judicial decisions of the Commonwealth of Pennsylvania, without regard to its principles of conflicts of laws.

13. Confidentiality. Except (i) in connection with any action to enforce this Agreement, (ii) in connection with any claim for unemployment compensation, or (iii) as may be specifically required by law, Employee will not in any manner disclose or communicate the existence of this Agreement or any of the terms or provisions hereof to any other person or entity except: (a) Employee’s accountants and/or financial advisors to the extent necessary to prepare tax returns; (b) Employee’s attorneys; (c) Employee’s spouse (if any); or (d) to a lender in connection with a bona fide loan application; provided, however, that before any such authorized disclosure, Employee agrees to inform each such person or entity to whom disclosure is to be made that the existence of this Agreement and every term and provision hereof is confidential and obtain such person’s or entity’s agreement to maintain the confidentiality of the existence of this Agreement and the entire Agreement. Nothing in the foregoing shall prevent Employee from disclosing or discussing with any person any information that has been previously disclosed by the Company in any SEC or other public filings.

14. Indemnification. The Indemnification Agreement dated August 2020 (“Indemnification Agreement”) between Employee and Harmony Biosciences Holdings, Inc. (“HBH”) shall remain in full force and effect. Employee’s rights under the Indemnification Agreement shall be in addition to, and not in lieu of, any other rights to indemnity that Employee has under applicable law, under the organizational documents of the Company, HBH, or any affiliated entity, under any insurance policies maintained by the Company, HBH or any affiliated entity, or otherwise.

15. Revocation Period. Employee has the right to revoke Employee’s release of claims under the Age Discrimination in Employment Act described in Section 4 above (the “ADEA Release”) for up to seven (7) days after Employee signed and returned it to the Company (the “ADEA Release Revocation Expiry Date”). In order to do so, Employee must sign and send a written notice of the decision to do so, addressed to the Company’s General Counsel at Harmony Biosciences, LLC, 630 W. Germantown Pike, Suite 215, Plymouth Meeting, PA 19462, and that written notice must be received by the Company no later than 5:00 p.m. (Eastern Time) on the eighth (8th) day after Employee signed and returned this Agreement to the Company. If (a) Employee revokes the ADEA Release in a timely manner under and in accordance with this Section 14 or (b) Employee fails to sign and return this Agreement to the Company within the twenty-one (21) day period described in Section 15 below, this Agreement (and the offer represented hereby) shall be null and void in its entirety, and Employee will not be entitled to any of rights or benefits described in this Agreement (including, but not limited to, those with respect to the receipt of any consideration whatsoever hereunder).

16. Voluntary Execution of Agreement. Employee acknowledges that:

a.	Employee has carefully read this Agreement and fully understands its meaning and has had all questions regarding its meaning answered satisfactorily;

b.

Employee has been given the opportunity to take up to twenty-one (21) days after receiving this Agreement to decide whether to sign it and if Employee returns the signed Agreement prior to the expiration of such twenty-one (21) day period, Employee acknowledges that Employee is knowingly and voluntarily waiving any right Employee may have to review the Agreement for a longer period;

c.	Employee understands that the Company is herein EXPRESSLY advising Employee, in writing, to consult with an attorney before signing it;

d.	Employee fully understands the contents of this Agreement, and understands that it is a FULL WAIVER AND RELEASE OF ALL CLAIMS against the Released Parties;

e.	This FULL WAIVER AND RELEASE OF ALL CLAIMS is given in return for valuable consideration, as provided under the terms of this Agreement;

f.

Employee is signing this Agreement, knowingly, voluntarily and without any coercion or duress in exchange for the promises referred to in this Agreement and no other representations have been made to Employee to induce or influence the execution of this Agreement; and

g.	Everything Employee is receiving for signing this Agreement is described in the Agreement itself, and no other promises or representations have been made to cause Employee to sign it.

17. Entire Agreement. This Agreement contains the entire agreement and understanding between Employee and the Company concerning the matters described herein, and supersedes all prior agreements, discussions, negotiations, and understandings between the Company and Employee; provided, however, that the Confidentiality Agreement, the Option Agreement and the Indemnification Agreement are specifically preserved. The terms of this Agreement cannot be changed except in a subsequent document signed by Employee and an authorized representative of the Company.

HARMONY BIOSCIENCES, LLC

By:
/s/ John C. Jacobs	/s/ Susan L. Drexler
John C. Jacobs	Susan L. Drexler

Date: March 4, 2021	Date: March 9, 2021

EXHIBIT A

SECOND GENERAL RELEASE

This Second General Release is provided by Susan L. Drexler (“Employee”) in accordance with the terms of the Confidential Separation Agreement and General Release between Employee and Harmony Biosciences, LLC (the “Company”) dated March 4, 2021 (“Agreement”).

1. Employee Release of Rights and Agreement Not to Sue. Employee (defined for the purpose of this Section 1 as Employee and Employee’s agents, representatives, attorneys, assigns, heirs, executors, and administrators) fully and unconditionally releases the Company, its parents (including, without limitation, Harmony Biosciences Holdings, Inc.), subsidiaries, affiliates, indirect affiliates (including, without limitation, Paragon Management Company, Paragon Biosciences, LLC) and any of its or their respective direct or indirect, past or present, directors, officers, managers, employees, agents, insurers, attorneys, administrators, officials, members, shareholders, divisions, predecessors, successors, employee benefit plans, and the sponsors, fiduciaries, or administrators of the Company’s employee benefit plans (collectively, the “Released Parties”) from, and agrees not to bring any action, proceeding or suit against any of the Released Parties regarding, any and all liability, claims, demands, actions, causes of action, suits, grievances, debts, sums of money, agreements, promises, damages, back and front pay, costs, expenses, attorneys’ fees, and remedies of any type, known or unknown, from the effective date of the Agreement through the date on which Employee executes this Second General Release, arising or that may have arisen out of or in connection with Employee’s employment with or termination of employment from the Company, including, but not limited to, claims, actions or liability under or with respect to: (a) Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the Workers’ Adjustment and Retraining Notification, the Employee Retirement Income Security Act of 1974, in each case as such act may be amended; (b) any other federal, state or local statute, act, ordinance, or regulation regarding employment, termination of employment, discrimination in employment or harassment, (c) federal, state or local common law relating to employment contracts, wrongful discharge, defamation, discrimination in employment or harassment or any other matter, and (d) any other federal, state or local statute, act, ordinance, regulation, constitution or common law or any violation or alleged violation thereof. Excluded from this release and waiver are any claims that cannot be waived by law. Nothing in this Second General Release shall be construed to prohibit Employee from initiating or maintaining a charge of discrimination with the Equal Employment Opportunity Commission or any of its state or local governmental agency counterparts, or from otherwise fully cooperating with and/or participating in any investigation by any such agency. Employee is, however, waiving Employee’s right to any monetary recovery should any such agency pursue any claims on Employee’s behalf. Nothing in the foregoing, or otherwise in this Second General Release Agreement, shall be a release of (i) any claims to enforce this Agreement; (ii) any claims arising out of events occurring after the execution of this Agreement; (iii) any vested rights or interests in Company retirement, benefit or equity plans; (iv) any claims for unemployment compensation; (v) any claims for indemnity in the event Employee is named or threatened to be named in any lawsuit or other proceeding arising out of the services she provided to the Company; or (vi) any claims that, as a matter of law, cannot be released by private agreement.

Employee agrees and affirms that Employee has been paid, in full, for all hours worked for the Company.

2. Revocation Period. Employee has the right to revoke Employee’s release of claims under the Age Discrimination in Employment Act described in Section 1 above (the “ADEA Release”) for up to seven (7) days after Employee signed and returned it to the Company (the “ADEA Release Revocation Expiry Date”). In order to do so, Employee must sign and send a written notice of the decision to do so, addressed to the Company’s General Counsel at Harmony Biosciences, LLC, 630 W. Germantown Pike, Suite 215, Plymouth Meeting, PA 19462, and that written notice must be received by the Company no later than 5:00 p.m. (Eastern Time) on the eighth (8th) day after Employee signed and returned this Second General Release to the Company. If (a) Employee revokes the ADEA Release in a timely manner under and in accordance with this Section 2 or (b) Employee fails to sign and return this Second General Release to the Company in a timely manner, this Second General Release (and the offer represented by the Agreement) shall be null and void in its entirety, and Employee will not be entitled to any of rights or benefits described in this Agreement (including, but not limited to, those with respect to the receipt of any consideration whatsoever hereunder).

3. Voluntary Execution of Second General Release. Employee acknowledges that:

a.	Employee has carefully read this Second General Release and fully understands its meaning and has had all questions regarding its meaning answered satisfactorily;

b.

Employee has been given the opportunity to take up to twenty-one (21) days after receiving this Second General Release to decide whether to sign it and if Employee returns the signed Second General Release prior to the expiration of such twenty-one (21) day period, Employee acknowledges that Employee is knowingly and voluntarily waiving any right Employee may have to review the Second General Release for a longer period;

c.	Employee understands that the Company is herein EXPRESSLY advising Employee, in writing, to consult with an attorney before signing it;

d.	Employee fully understands the contents of this Second General Release, and understands that it is a FULL WAIVER AND RELEASE OF ALL CLAIMS against the Released Parties;

e.	This FULL WAIVER AND RELEASE OF ALL CLAIMS is given in return for valuable consideration, as provided under the terms of the Agreement;

f.

Employee is signing this Second General Release, knowingly, voluntarily and without any coercion or duress in exchange for the promises referred to in the Agreement and no other representations have been made to Employee to induce or influence the execution of this Second General Release; and

g.	Everything Employee is receiving for signing this Second General Release is described in the Agreement itself, and no other promises or representations have been made to cause Employee to sign it.

HARMONY BIOSCIENCES, LLC

By:

John C. Jacobs	Susan L. Drexler

Date:	Date:

10